EXHIBIT 10A


Draft Dated October 23, 1997
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                            HAEMONETICS CORPORATION


                         $40,000,000 7.05% SENIOR NOTES
                              DUE OCTOBER 15, 2007





                              -------------------


                            NOTE PURCHASE AGREEMENT


                              -------------------



                          DATED AS OF OCTOBER 15, 1997



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                               Table of Contents

                         (Not a part of the Agreement)



SECTION                             HEADING                                             PAGE
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
Section 1.    Authorization of Notes...................................................   1

Section 2.    Sale and Purchase of Notes...............................................   1

Section 3.    Closing..................................................................   2

Section 4.    Conditions to Closing....................................................   2

   Section 4.1.    Representations and Warranties......................................   2
   Section 4.2.    Performance; No Default.............................................   2
   Section 4.3.    Compliance Certificates.............................................   2
   Section 4.4.    Opinions of Counsel.................................................   3
   Section 4.5.    Funding Instructions................................................   3
   Section 4.6.    Purchase Permitted By Applicable Law, Etc...........................   3
   Section 4.7.    Sale of Other Notes.................................................   3
   Section 4.8.    Payment of Special Counsel Fees.....................................   3
   Section 4.9.    Private Placement Number............................................   3
   Section 4.10.   Changes in Corporate Structure......................................   4
   Section 4.11.   Proceedings and Documents...........................................   4

Section 5.    Representations and Warranties of the Company............................   4

   Section 5.1.    Organization; Power and Authority...................................   4
   Section 5.2.    Authorization, Etc..................................................   4
   Section 5.3.    Disclosure..........................................................   4
   Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates....   5
   Section 5.5.    Financial Statements................................................   5
   Section 5.6.    Compliance with Laws, Other Instruments, Etc........................   6
   Section 5.7.    Governmental Authorizations, Etc....................................   6
   Section 5.8.    Litigation..........................................................   6
   Section 5.9.    Taxes...............................................................   6
   Section 5.10.   Title to Property; Leases...........................................   7
   Section 5.11.   Licenses, Permits, Etc..............................................   7
   Section 5.12.   Compliance with Pension Laws........................................   7
   Section 5.13.   Private Offering by the Company.....................................   8
   Section 5.14.   Use of Proceeds; Margin Regulations.................................   9
   Section 5.15.   Existing Indebtedness; Future Liens.................................   9
   Section 5.16.   Foreign Assets Control Regulations, Etc.............................   9
   Section 5.17.   Status under Certain Statutes.......................................  10
   Section 5.18.   Environmental Matters...............................................  10

Section 6.    Representations of the Purchaser.........................................  10

   Section 6.1.    Purchase for Investment.............................................  10
   Section 6.2.    Source of Funds.....................................................  11

Section 7.    Information as to the Company............................................  12

   Section 7.1.    Financial and Business Information..................................  12
   Section 7.2.    Officer's Certificate...............................................  15
   Section 7.3.    Inspection..........................................................  15

Section 8.    Prepayment of the Notes..................................................  16

   Section 8.1.    Required Prepayments................................................  16
   Section 8.2.    Optional Prepayments with Make-Whole Amount.........................  16
   Section 8.3.    Prepayment of Notes upon Change in Ownership........................  17
   Section 8.4.    Allocation of Partial Prepayments...................................  18
   Section 8.5.    Maturity; Surrender, Etc............................................  18
   Section 8.6.    Purchase of Notes...................................................  18
   Section 8.7.    Make-Whole Amount...................................................  18

Section 9.    Affirmative Covenants....................................................  20

   Section 9.1.    Compliance with Law.................................................  20
   Section 9.2.    Insurance...........................................................  20
   Section 9.3.    Maintenance of Properties...........................................  20
   Section 9.4.    Payment of Taxes and Claims.........................................  21
   Section 9.5.    Corporate Existence, Etc............................................  21
   Section 9.6.    Nature of Business..................................................  21
   Section 9.7.    Notes to Rank Pari Passu............................................  21

Section 10.   Negative Covenants.......................................................  21

   Section 10.1.   Consolidated Stockholders' Equity...................................  21
   Section 10.2.   Limitations on Indebtedness.........................................  22
   Section 10.3.   Limitation on Liens.................................................  22
   Section 10.4.   Limitation on Sale and Leasebacks...................................  24
   Section 10.5.   Restricted Payments.................................................  25
   Section 10.6.   Investments.........................................................  26
   Section 10.7.   Mergers, Consolidations and Sales of Assets.........................  27
   Section 10.8.   Transactions with Affiliates........................................  30
   Section 10.9.   Multiemployer Plan Liability and Termination of Pension Plans.......  30

Section 11.   Events of Default........................................................  31

Section 12.   Remedies on Default, Etc.................................................  33

   Section 12.1.   Acceleration........................................................  33
   Section 12.2.   Other Remedies......................................................  34
   Section 12.3.   Rescission..........................................................  34
   Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc...................  34

Section 13.   Registration; Exchange; Substitution of Notes............................  35

   Section 13.1.   Registration of Notes...............................................  35
   Section 13.2.   Transfer and Exchange of Notes......................................  35
   Section 13.3.   Replacement of Notes................................................  35

Section 14.   Payments on Notes........................................................  36

   Section 14.1.   Place of Payment....................................................  36
   Section 14.2.   Home Office Payment.................................................  36

Section 15.   Expenses, Etc............................................................  36

   Section 15.1.   Transaction Expenses................................................  36
   Section 15.2.   Survival............................................................  37

Section 16.   Survival of Representations and Warranties; Entire Agreement.............  37

Section 17.   Amendment and Waiver.....................................................  37

   Section 17.1.   Requirements........................................................  37
   Section 17.2.   Solicitation of Holders of Notes....................................  38
   Section 17.3.   Binding Effect, Etc.................................................  38
   Section 17.4.   Notes Held by Company, Etc..........................................  38

Section 18.   Notices..................................................................  39

Section 19.   Reproduction of Documents................................................  39

Section 20.   Confidential Information.................................................  39

Section 21.   Substitution of Purchaser................................................  40

Section 22.   Miscellaneous............................................................  41

   Section 22.1.   Successors and Assigns..............................................  41
   Section 22.2.   Payments Due on Non-Business Days...................................  41
   Section 22.3.   Severability........................................................  41
   Section 22.4.   Construction........................................................  41
   Section 22.5.   Counterparts........................................................  41
   Section 22.6.   Governing Law.......................................................  42


Signature..............................................................................  43


SCHEDULE A      --  Information Relating To Purchasers

SCHEDULE B      --  Defined Terms

SCHEDULE 5.3    --  Changes in Financial Condition

SCHEDULE 5.4    --  Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5    --  Financial Statements

SCHEDULE 5.15   --  Existing Indebtedness

EXHIBIT 1       --  Form of 7.05% Senior Note due October 15, 2007

EXHIBIT 4.4(a)  --  Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)  --  Form of Opinion of Special Counsel for the Purchasers



                            Haemonetics Corporation
                                 400 Wood Road
                         Braintree, Massachusetts 02184


              $40,000,000 7.05% Senior Notes due October 15, 2007


                                                   Dated as of October 15, 1997

TO THE PURCHASER LISTED IN THE ATTACHED
 SCHEDULE A WHICH IS A SIGNATORY HERETO:


Ladies and Gentlemen:


      HAEMONETICS CORPORATION, a Massachusetts corporation (the "Company"), agrees with you as follows:

SECTION 1.  AUTHORIZATION OF NOTES.

      The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 7.05% Senior Notes due October 15, 2007 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.  SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3.  CLOSING.

      The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on October 23, 1997 or on such other Business Day thereafter on or prior to October 31, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number 091-2245 at Mellon Bank, N.A., Pittsburgh, PA (ABA #043-000-261). If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.  CONDITIONS TO CLOSING.

      Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

      Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

      Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 9 or 10 hereof had such Sections applied since such date.

      Section 4.3. Compliance Certificates.

      (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

      (b) Clerk's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

      Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Hutchins, Wheeler & Dittmar, a Professional Corporation, counsel for the Company, and Alicia R. Lopez, Esq., General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

      Section 4.5. Funding Instructions. At least three Business Days prior to the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

      Section 4.6. Purchase Permitted By Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

      Section 4.7. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

      Section 4.8. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

      Section 4.10. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to you that:

      Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

      Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3. Disclosure. The Company, through its agent, Mellon Bank, N.A., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated August, 1997 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents and certificates delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3 or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since March 29, 1997, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      Section 5.6. Compliance with Laws, Other Instruments, Etc. (a) The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement with respect to which the Company or any Subsidiary shall have Indebtedness in excess of $1,000,000 outstanding, or under any lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

      Section 5.8. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in the good faith judgment of the management of the Company. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended March 31, 1993.

      Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11. Licenses, Permits, Etc.

      (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

      (b) To the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

      (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

      Section 5.12. Compliance with Pension Laws. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the properties or property rights of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) that is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $3,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes to you hereunder will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

      (f) Each Non-U.S. Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except where the failure to so maintain such Non-U.S. Pension Plans could not reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed in any Material respect the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities. All contributions required to be made with respect to Non-U.S. Pension Plans have been timely made, except to the extent the failure to make such contributions could not reasonably be expected to have a Material Adverse Effect.

      Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 64 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act. The Company's representations in this Section 5.13 are based in relevant part on the Purchaser's representations in Section 6.1 hereof.

      Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay outstanding Indebtedness, expand its current business (consistent with Section 9.6) and for other general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 15% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

      Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 27, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

      Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended.

      Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any liability of the Company or any of its Subsidiaries for any release or threatened release of Hazardous Materials or a violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.  REPRESENTATIONS OF THE PURCHASER.

      Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act or any state securities laws and may be offered for resale or otherwise transferred by you only if registered pursuant to the provisions of the Securities Act and applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You represent that you are an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

      Section 6.2. Source of Funds. You represent as of the date hereof and the date of the Closing that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in your most recent annual statement in the form required by the National Association of Insurance Commissioners as filed with your state of domicile; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
      (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA, and does not include assets of any individual retirement account or individual retirement annuity as described in Section 408 of the Code.

      If you or any subsequent transferee of the Notes issued to you indicates to the Company that you or such transferee are relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver to you on the date of Closing and to such transferee on the date of any applicable transfer, a certificate which shall state whether (i) the Company is a party in interest or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, the Company or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.  INFORMATION AS TO THE COMPANY.

      Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (1) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (2) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                  (1) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (2) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                        (i) an opinion thereon of independent certified public
                  accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                        (ii) a certificate of such accountants stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under Sections 10.1 through 10.7, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (ii) above, shall be deemed to satisfy the requirements of this
      Section 7.1(b);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), other than filings on Form S-8, and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
      Section 11(e), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as
            defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect as of the date such reportable event occurs; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a written notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could
            reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the properties or rights to property of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants (provided the Company shall be permitted to participate in such discussions, at its option), and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing, but in no event more than twice in any fiscal year; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.  PREPAYMENT OF THE NOTES.

      Section 8.1. Required Prepayments. The Company agrees that on October 15, 2001 and on each October 15 thereafter to and including October 15, 2006 the Company will prepay and there shall become due and payable $5,714,286 principal amount (or such lesser principal amount as shall then be outstanding) in respect of the aggregate principal Indebtedness evidenced by the Notes. The entire remaining principal amount of the Notes shall become due and payable on October 15, 2007. Each required prepayment made pursuant to this Section 8.1 shall be made at par and without payment of the Make-Whole Amount or any premium and allocated among all of the Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.3 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

      Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $100,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      Section 8.3. Prepayment of Notes upon Change in Ownership. (a) In the event that any Change in Ownership shall occur or the Company shall have knowledge of any proposed Change in Ownership, the Company will give written notice (the "Company Notice") of such fact in the manner provided in Section 18 hereof to the holders of the Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than three Business Days following the occurrence of any Change in Ownership. The Company Notice shall (i) describe the facts and circumstances of such Change in Ownership in reasonable detail, (ii) make reference to this
Section 8.3 and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this Section 8.3, (iii) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment, and (iv) specify a date for such prepayment (the "Change in Ownership Prepayment Date"), which Change in Ownership Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Company Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a "Noteholder Notice") given not later than 20 days after receipt of the Company Notice. The Company shall on the Change in Ownership Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment. The prepayment price of the Notes payable upon the occurrence of any Change in Ownership shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment.

      (b) The Company will not take any action that consummates or finalizes a Change in Ownership unless at least 30 days prior to such action it shall have given to each holder of the Notes the Company Notice provided for in Section 8.3(a) containing an offer to prepay the outstanding Notes, together with accrued interest to the date of prepayment, contemporaneously with the Company action that consummates or finalizes such Change in Ownership.

      (c)(i) Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence or expected occurrence of a Change in Ownership, each holder of the Notes shall have the right by delivery of written notice to the Company to require the Company to prepay, and the Company will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment. Notice of any required prepayment pursuant to this Section 8.3(c)(i) shall be delivered by any holder of the Notes which was entitled to, but did not receive, such Company Notice to the Company after such holder has actual knowledge of such Change in Ownership. On the date (the "Change in Ownership Delayed Prepayment Date") designated in such holder's notice (which shall be not more than 90 days nor less than 30 days following the date of such holder's notice), the Company shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment. If the holder of any Note gives any notice pursuant to this Section 8.3(c)(i), the Company shall give a Company Notice within three Business Days of receipt of such notice and identify the Change in Ownership Delayed Prepayment Date to all other holders of the Notes and each of such other holders shall then and thereupon have the right to accept the Company's offer to prepay the Notes held by such holder in full and require prepayment of such Notes by delivery of a Noteholder Notice within 20 days following receipt of such Company Notice; provided only that any date for prepayment of such holder's Notes shall be the Change in Ownership Delayed Prepayment Date. On the Change in Ownership Delayed Prepayment Date, the Company shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment at a prepayment price equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment.

      (ii) Compliance with the provisions of this Section 8.3(c) shall not be deemed to constitute a waiver of, or consent to, any Default or Event of Default caused by any violation of the provisions of Section 8.3(a).

      Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

      Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.  AFFIRMATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and applicable laws in respect of Non-U.S. Pension Plans, all Environmental Laws and FDA Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises, Material FDA approvals and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

      Section 9.6. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

      Section 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

SECTION 10.  NEGATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 10.1. Consolidated Stockholders' Equity. The Company will at all times keep and maintain Consolidated Stockholders' Equity at an amount not less than $200,000,000.

      Section 10.2. Limitations on Indebtedness. (a) The Company will not at any time permit Consolidated Funded Indebtedness to exceed 60% of Consolidated Total Capitalization determined at such time.

      (b) The Company will not at any time permit Priority Indebtedness to exceed 25% of Consolidated Stockholders' Equity.

      (c) The Company will not, and will not permit any Subsidiary to, create, assume, guaranty or otherwise incur or in any manner become or remain liable in respect of any Short-Term Indebtedness, provided that the Company may create, assume, guaranty or otherwise incur or become or remain liable in respect of unsecured Short-Term Indebtedness if, from and after March 29, 1998, during the twelve-month period immediately preceding the date of any determination hereunder, there shall have been a period of four consecutive calendar weeks with respect to which Average Short-Term Indebtedness shall not have exceeded the amount of additional Funded Indebtedness that the Company would have been permitted to (but did not) have outstanding on the last Business Day of each week of such four consecutive week period under Section 10.2(a). For purposes of this Section 10.2(c), the term "Average Short-Term Indebtedness" means the amount obtained by dividing (1) the sum of the aggregate principal amount of all Short-Term Indebtedness outstanding on the last Business Day of each week of the four consecutive week period by (2) four.

      Section 10.3. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

            (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by
      Section 9.4;

            (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

            (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

            (e) Liens existing as of the date of Closing and described on
      Schedule 5.15 hereto;

            (f) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition or purchase by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that (1) the Lien shall attach solely to the fixed assets acquired or purchased, (2) such Lien shall have been created or incurred within 180 days of the date of acquisition or purchase, (3) at the time of acquisition or purchase of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets, whether or not assumed by the Company or a Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (4) at the time of creation, issuance, assumption, guaranty or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

            (g) Liens created or incurred after the date of the Closing given to secure Indebtedness of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (f) hereof; provided that (1) at the time of creation, issuance, assumption, guaranty or incurrence of the Indebtedness secured by any such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist, including without limitation
      Section 10.2(b); and

            (h) any extension, renewal or refunding of any Lien permitted by the preceding clauses (e) and (f) of this Section 10.3 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (1) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) such Lien shall attach solely to the same such property, and (3) as of the date of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist.

      Section 10.4. Limitation on Sale and Leasebacks. (a) The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any property owned by the Company or such Subsidiary by the Company or such Subsidiary, and then rent or lease, as lessee, such property or any part thereof (a "Sale and Leaseback Transaction"); provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, any of the following conditions is satisfied:

            (1) the sale of property relating to such Sale and Leaseback Transaction constitutes a sale of such property by a Subsidiary to the Company or to a Wholly-owned Subsidiary or by the Company to a Wholly-owned Subsidiary; or

            (2) (i) the sale of such property is for cash consideration which (after deduction of any expenses incurred by the Company or any Subsidiary in connection with such Sale and Leaseback Transaction) equals or exceeds the fair market value of the property so sold (as determined in good faith by the Board of Directors of the Company), (ii) the net proceeds from such sale are applied to either (y) the purchase or acquisition of fixed assets useful and intended to be used by the Company or a Subsidiary in the operation of the business of the Company and its Subsidiaries as described in Section 9.6 hereof (provided that in any such event the Company and its Subsidiaries shall not then or thereafter cause or permit or agree or consent to cause or permit such fixed assets to be subject to any Lien), or (z)(A) in the case of any Sale and Leaseback Transaction generating proceeds up to $10,000,000, to the prepayment of Senior Funded Indebtedness at the discretion of the Company and (B) in the case of any Sale and Leaseback Financing generating proceeds of $10,000,000 or more, to the prepayment, on a pro rata basis, of Senior Funded Indebtedness of the Company (including, without limitation, the Notes), it being understood that any prepayment of the Notes made pursuant to this clause (z) shall be made, pursuant to an offer made by the Company or a Subsidiary in the manner provided in
      Section 10.4(b) and any amounts offered by the Company for repayment and declined shall be applied by the Company to the prepayment, on a pro rata basis, of Senior Funded Indebtedness held by the accepting holders thereof and (iii) after giving effect to the consummation of such Sale and Leaseback transaction and to the application of the proceeds therefrom, no Default or Event of Default would exist; or

            (3) after giving effect to the consummation of such Sale and Leaseback Transaction and to the application of the proceeds therefrom, Priority Indebtedness (including the Attributable Indebtedness to be incurred in connection with such Sale and Leaseback Transaction) shall not exceed 25% of Consolidated Stockholders' Equity.

      (b) It is understood and agreed by the Company that in the event the Company or a Subsidiary shall offer to prepay the Notes pursuant to Section 10.4(a)(2)(ii), the Company or such Subsidiary shall make such offer pursuant to a written notice (the "Sale and Leaseback Disposition Prepayment Notice") specifying (a) a date (the "Sale and Leaseback Disposition Prepayment Date"), which shall be not less than 120 days nor more than 180 days following the date of such Sale and Leaseback Disposition Prepayment Notice, on which the Company or such Subsidiary will apply such proceeds to the prepayment on a pro rata basis of all of the Notes held by any Person which accepts such offer of prepayment, which date shall be the same date as the date on which all other holders of outstanding Senior Funded Indebtedness shall be prepaid with the proceeds from the same Sale and Leaseback Transaction and (b) a date, which shall be not more than 60 days nor less than 30 days prior to such Sale and Leaseback Disposition Prepayment Date, on which each holder of Notes must accept or decline such offer of prepayment. On such Sale and Leaseback Disposition Prepayment Date, the Company or such Subsidiary shall apply the amount of such proceeds to the prepayment of Notes held by each holder thereof which has accepted such initial offer of prepayment. The prepayment price of the Notes payable pursuant to this Section shall be an amount equal to 100% of the outstanding principal amount of the Notes to be prepaid and accrued interest thereon to the date of such prepayment.

      Section 10.5. Restricted Payments. (a) The Company will not, except as hereinafter provided:

            (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company);

            (ii) Directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

            (iii) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the sum of (1) the aggregate amount of Restricted Payments made during the period from and after March 29, 1997 to and including the date of the making of the Restricted Payment in question plus
(2) the aggregate amount of all Restricted Investments made by the Company or any Subsidiary during said period would exceed the sum of:

            (i) $25,000,000; plus

            (ii) 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) for such period determined on a cumulative basis for said entire period; plus

            (iii) an amount equal to the aggregate net cash proceeds received by the Company from the sale on or after the date of this Agreement of shares of its common stock or other Securities converted into common stock of the Company.

      (b) The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

      (c) For the purposes of this Section 10.5, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

      (d) The Company will not authorize or make a Restricted Payment if after giving effect to the proposed Restricted Payment, a Default or Event of Default would exist.

      Section 10.6. Investments. The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

            (a) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary;

            (b) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding;

            (c) Investments in property or assets to be used in the ordinary course of the business of the Company and its Subsidiaries as described in Section 9.6 of this Agreement;

            (d) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

            (e) Investments in commercial paper of corporations maturing in 270 days or less from the date of issuance, which commercial paper is denominated in U.S. Dollars and at the time of acquisition by the Company or any Subsidiary, is accorded a rating of "A-2" or better by Standard & Poor's Ratings Group or "P-2" by Moody's Investors Service, Inc.;

            (f) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

            (g) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $250,000,000; provided that at the time of acquisition thereof by the Company or a Subsidiary, (1) the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "A" or better by Standard & Poor's Ratings Group or "A2" or better by Moody's Investors Service, Inc. or (2) such Investments are fully insured by the Federal Depository Insurance Corporation;

            (h) Investments of the Company and its Subsidiaries not described in the foregoing clauses (a) through (g); provided that the aggregate amount of all such Investments shall not at any time exceed 10% of Consolidated Stockholder's Equity; and

            (i) other Investments (in addition to those permitted by the foregoing provisions of this Section 10.6); provided that (1) all such other Investments shall be treated as Restricted Investments for all purposes of this Agreement and shall have been made out of funds available for Restricted Payments which the Company or any Subsidiary would then be permitted to make in accordance with the provisions of
      Section 10.5 and (2) after giving effect to such other Investments, no Default or Event of Default would exist.

      In valuing any Investments for the purpose of applying the limitations set forth in this Section 10.6, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

      For purposes of this Section 10.6, at any time when a Person becomes a Subsidiary, all Investments of such Person at such time shall be deemed to have been made by such Person, as a Subsidiary, at such time.

      Section 10.7. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

            (i) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in (1) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (2) in any merger or consolidation involving a Wholly-owned Subsidiary (and not the Company), the Wholly-owned Subsidiary shall be the surviving or continuing corporation;

            (ii) the Company may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;

            (iii) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Subsidiary, which may only be sold or otherwise disposed of pursuant to
      Section 10.7(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (1) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia,
      (2) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

      (b) The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in
Section 10.7(a)(iii)); provided that the foregoing restrictions do not apply to:

            (i) the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Wholly-owned Subsidiary; or

            (ii) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                  (1) such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from October 15, 1997 to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 20% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal year;

                  (2) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company; and

                  (3) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

      provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 6 months of the date of sale of such assets to the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in Section 9.6 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of.

      Computations pursuant to this Section 10.7(b) shall include dispositions made pursuant to Section 10.7(c) and computations pursuant to Section 10.7(c) shall include dispositions made pursuant to this Section 10.7(b).

      (c) The Company will not, and will not permit any Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section 10.7(c) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Indebtedness of any Subsidiary, nor will any Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock; provided that the foregoing restrictions do not apply to:

            (i) the issue of directors' qualifying shares; or

            (ii) the issue of Subsidiary Stock to the Company; or

            (iii) the sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of all or any part of the Investment of the Company and its other Subsidiaries in any Subsidiary if all of the following conditions are met:

                  (1) the assets (valued at net book value) of such Subsidiary do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from October 15, 1997 to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 20% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal year;

                  (2) in the case of the sale or other disposition of less than all of the Investment of the Company and its other Subsidiaries in such Subsidiary, after giving effect thereto, the Company and its other Subsidiaries will own and control not less than 80% of the Voting Stock of the Subsidiary of which such part has been sold or otherwise disposed of;

                  (3) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company; and

                  (4) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

      provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within six months of the date of sale of such assets to the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in Section 9.6 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of.

      Computations pursuant to this Section 10.7(c) shall include dispositions made pursuant to Section 10.7(b) and computations pursuant to Section 10.7(b) shall include dispositions made pursuant to this Section 10.7(c).

      Section 10.8. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

      Section 10.9. Multiemployer Plan Liability and Termination of Pension Plans. The Company will not and will not permit any ERISA Affiliate to withdraw from any Multiemployer Plan if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) and if such withdrawal liability could be reasonably expected to have a Material Adverse Affect. The Company and any ERISA Affiliate will not permit any Plan maintained by it to be terminated if such termination could result in the imposition of a Lien on any property of the Company or any ERISA Affiliate pursuant to Section 4068 of ERISA.

SECTION 11.  EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.7 and such default is not remedied within the earlier of (1) the shortest period of grace (including no grace period if no grace period is provided) then applicable to any similar financial covenants contained in any of the Company's other Credit Facilities at such time or (2) 30 days after the occurrence thereof; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
      (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, the Memorandum, the financial statements listed in Schedule 5.5, or the documents or certificates delivered to you in connection with the transaction contemplated hereby or in any writing furnished subsequent to the date of Closing in connection with such transactions proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or
      (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

            (g) the Company or any Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of 5% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

            (j) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (6) the Company or any Subsidiary terminates or winds up any non-U.S. pension plan in an manner which could result in an imposition of a Lien on any property of the Company or any Subsidiary pursuant to any law, or (7) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through
      (7) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.  REMEDIES ON DEFAULT, ETC.

      Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (1) of paragraph (g) or described in clause (6) of paragraph (g) by virtue of the fact that such clause encompasses clause (l) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in the first sentence of Section 6.1 and in Section 6.2.

      Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.  PAYMENTS ON NOTES.

      Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of a bank or trust company in such jurisdiction which the Company agrees to designate at any time when there is any holder of any Note not entitled to the benefits of
Section 14.2. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to
Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15.  EXPENSES, ETC.

      Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

      Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

      Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except as expressly provided in Sections
12.1 and 12.3, and, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      Section 17.2. Solicitation of Holders of Notes.

      (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.  NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.  REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.  CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),
(ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.  SUBSTITUTION OF PURCHASER.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.  MISCELLANEOUS.

      Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                               *   *   *   *   *



      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        HAEMONETICS CORPORATION



                                        By
                                            Title:


Accepted as of ____________________.


                                        [VARIATION]



                                        By ____________________________________
                                           Its



                                                    SCHEDULE A
                                           (to Note Purchase Agreement)



                       Information Relating to Purchasers


          NAME AND ADDRESS                          PRINCIPAL AMOUNT OF NOTES
            OF PURCHASER                                 TO BE PURCHASED


Allstate Life Insurance Company                            $10,000,000
3075 Sanders Road, STE G3A                                 $10,000,000
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (Haemonetics Corporation), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

      BBK   =   Harris Trust and Savings Bank
                ABA #071000288

      BNF   =   Allstate Life Insurance Company
                Collection Account #168-117-0

      ORG   =   Haemonetics Corporation

      OBI   =   DPP - 405024 A* 1 --
                Payment Due Date (MM/DD/YY) --
                P ______ (enter "P" and the amount of principal being remitted, for example, P5000000.00) --
                I ______ (enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

      Allstate Insurance Company
      Investment Operations--Private Placements
      3075 Sanders Road, STE G4A
      Northbrook, Illinois  60062-7127
      Telephone:  (847) 402-2769
      Telecopy:  (847) 326-5040

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642


          NAME AND ADDRESS                          PRINCIPAL AMOUNT OF NOTES
            OF PURCHASER                                TO BE PURCHASED

EMPLOYERS INSURANCE                                        $6,000,000
  OF WAUSAU A MUTUAL COMPANY
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Haemonetics Corporation, 7.05% Senior Notes due 2007, PPN 405024 A* 1, principal, premium or interest" to:

      The Bank of New York
      ABA #021-000-018
      BNF:  IOC566
      F/A/O Employers Insurance of Wausau a Mutual Company
      Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

      Employers Insurance of Wausau a Mutual Company
      c/o The Bank of New York
      P.O. Box 19266
      Newark, New Jersey 07195
      Attention:  P&I Department

      With a copy to:

      Employers Insurance of Wausau a Mutual Company
      One Nationwide Plaza (1-32-05)
      Columbus, Ohio 43215-2220
      Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed:

      Employers Insurance of Wausau a Mutual Company
      One Nationwide Plaza (1-33-07)
      Columbus, Ohio 43215-2220
      Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  39-0264050

          NAME AND ADDRESS                          PRINCIPAL AMOUNT OF NOTES
            OF PURCHASER                                 TO BE PURCHASED

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY                    $4,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Haemonetics Corporation, 7.05% Senior Notes due 2007, PPN 405024 A* 1, principal, premium or interest" to:

      The Bank of New York
      ABA #021-000-018
      BNF:  IOC566
      F/A/O Nationwide Mutual Fire Insurance Company
      Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

      Nationwide Mutual Fire Insurance Company
      c/o The Bank of New York
      P.O. Box 19266
      Newark, New Jersey 07195
      Attention:  P&I Department

      With a copy to:

      Nationwide Mutual Fire Insurance Company
      One Nationwide Plaza (1-32-05)
      Columbus, Ohio 43215-2220
      Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed:

      Nationwide Mutual Fire Insurance Company
      One Nationwide Plaza (1-33-07)
      Columbus, Ohio 43215-2220
      Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4177110

          NAME AND ADDRESS                          PRINCIPAL AMOUNT OF NOTES
            OF PURCHASER                                 TO BE PURCHASED

STATE FARM LIFE INSURANCE COMPANY                          $10,000,000
One State Farm Plaza
Bloomington, Illinois  61710

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

      The Chase Manhattan Bank
      ABA #021000021
      SSG Private Income Processing
      A/C #900-9-000200 For Credit To Account Number G 06893
      Ref. PPN #405024 A* 1
      Rate:  7.05%
      Maturity Date:  October 15, 2007

Notices

All notices and communications, except written confirmation of payment, to be addressed to:

      State Farm Life Insurance Company
      One State Farm Plaza
      Bloomington, Illinois  61710
      Attention:  Investment Department E-10

All written confirmations of payment to be addressed to:

      State Farm Life Insurance Company
      One State Farm Plaza
      Bloomington, Illinois  61710
      Attention:  Investment Accounting Department D-3

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  37-0533090


                                 DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Acquiring Person" means a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

      "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Attributable Indebtedness" means in connection with the Sale and Leaseback Transaction entered into other than pursuant to Sections 10.4(a)(1) and (2), as of the date of any determination, the aggregate amount of Rentals due and to become due (discounted from the respective due dates thereof at the interest rate implicit in such Rentals and otherwise in accordance with GAAP) under the lease relating to such Sale and Leaseback Transaction.

      "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, Massachusetts or Chicago, Illinois are required or authorized to be closed.

      "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

      "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP.

      "Change in Ownership" means the earliest to occur of: (a) the date a tender offer or exchange offer results in an Acquiring Person, directly or indirectly, beneficially owning more than 50% of the Voting Stock of the Company then outstanding, or (b) the date an Acquiring Person becomes, directly or indirectly, the beneficial owner of more than 50% of the Voting Stock of the Company then outstanding, or (c) the date of a merger between the Company and any other Person, a consolidation of the Company with any other Person or an acquisition of any other Person by the Company, if immediately after such event, the Acquiring Person shall hold more than 50% of the Voting Stock of the Company or any successor thereto outstanding immediately after giving effect to such merger, consolidation or acquisition.

      "Change in Ownership Delayed Prepayment Date" is defined in Section
8.3(b).

      "Change in Ownership Prepayment Date" is defined in Section 8.3(a).

      "Closing" is defined in Section 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means Haemonetics Corporation, a Massachusetts corporation.

      "Company Notice" is defined in Section 8.3.

      "Confidential Information" is defined in Section 20.

      "Consolidated Funded Indebtedness" means all Funded Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

      "Consolidated Net Income" for any period means the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

            (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

            (b) the proceeds of any life insurance policy;

            (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

            (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

            (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

            (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

            (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

            (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

            (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

            (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

            (k) any other extraordinary or non-recurring gain or losses.

      "Consolidated Stockholders' Equity" means as of the date of any determination thereof the amount of the Company's capital stock accounts (net of treasury stock, at cost), plus additional paid-in-capital, plus (or minus in the case of deficit) the surplus and retained earnings of the Company and its Subsidiaries, all determined in accordance with GAAP, minus the aggregate amount of all Restricted Investments outstanding at the time of any such determination.

      "Consolidated Total Assets" means as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, minus the aggregate amount of all Restricted Investments outstanding at the time of any such determination.

      "Consolidated Total Capitalization" means as of the date of any determination thereof, the sum of (a) Consolidated Funded Indebtedness plus (b) Consolidated Stockholders' Equity.

      "Credit Facilities" means and includes (a) that certain Revolving Credit Agreement dated as of June 25, 1997 among the Company, as Borrower, and Mellon Bank, N.A., BankBoston, N.A. and The Sanwa Bank, Limited, as Banks, as the same may be amended, modified, supplemented or restated from time to time, including any extension, renewal or replacement thereof, and (b) each other indenture, mortgage, deed of trust, loan, purchase or credit agreement with respect to which the Company shall now or hereafter be a party and pursuant to which the Company shall incur or be permitted to incur Indebtedness for borrowed money.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Harris Trust and Savings Bank in Chicago, Illinois as its "base" or "prime" rate.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Sections 414(b), (c) or (m) of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "FDA" mean the United States Food and Drug Administration.

      "FDA Laws" means any and all laws, regulations or governmental restrictions promulgated or issued by the FDA from time to time.

      "Funded Indebtedness" of any Person means, without duplication (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets (excluding accounts or trade payable incurred in the ordinary course of business) in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), but shall exclude all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Indebtedness, to the extent such payments are included in Short-Term Indebtedness, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Indebtedness of others.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

            (a) the government of

                  (i) the United States of America or any State or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

            (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

            (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

      In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to
Section 13.1.

      "Indebtedness" with respect to any Person means, at any time, without duplication,

            (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

            (f) Swaps of such Person which are entered into for speculative purposes and not in connection with the bona fide currency or interest rate hedging purposes of such Person; and

            (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

      Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Investments" means all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

      "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

      "Make-Whole Amount" is defined in Section 8.7.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

      "Memorandum" is defined in Section 5.3.

      "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "Non-U.S. Pension Plan" means any plan, fund, or other similar program established or maintained outside the United States of America by the Company or any one or more of the Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.

      "Noteholder Notice" is defined in Section 8.3(a).

      "Notes" is defined in Section 1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Other Agreements" is defined in Section 2.

      "Other Purchasers" is defined in Section 2.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability or contingent liability.

      "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

      "Priority Indebtedness" means, as of the date of any determination thereof, (a) any Indebtedness of the Company secured by a Lien created pursuant to Section 10.3(g) hereof, (b) any Indebtedness of Subsidiaries (other than Indebtedness of a Subsidiary to the Company or to a Wholly-owned Subsidiary) and (c) Attributable Indebtedness of the Company or any of its Subsidiaries created or incurred pursuant to Sale and Leaseback Transactions other than those described in Sections 10.4(a)(1) and (2).

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

      "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Investments" means all Investments, other than Investments described in clauses (a) through (h) of Section 10.6.

      "Restricted Payments" is defined in Section 10.5.

      "Sale and Leaseback Disposition Prepayment Date" is defined in Section
10.4.

      "Sale and Leaseback Disposition Prepayment Notice" is defined in Section 10.4.

      "Sale and Leaseback Transaction" shall have the meaning assigned thereto in this Section 10.4.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

      "Senior Funded Indebtedness" means all Funded Indebtedness of the Company which is not expressed to be subordinated or junior in rank to any other Indebtedness of the Company.

      "Short-Term Indebtedness" of any Person means as of the date of any determination thereof, without duplication (a) all Indebtedness of such Person for borrowed money other than Funded Indebtedness of such Person, including in any event all payments in respect of Funded Indebtedness that are required to be made within one year from the date of any determination of Short-Term Indebtedness, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, and (b) Guaranties by such Person of Short-Term Indebtedness of others.

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary Stock" is defined in Section 10.7(c).

      "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-owned Subsidiaries at such time.



                                 Schedule 5.3

        Changes in Financial Condition, Operations Since March 29, 1997



      1. PRESS RELEASE FOR THE QUARTER ENDED JUNE 28, 1997 (Q1 FYE 1998)-- ATTACHED


      2. PRESS PRE-RELEASE FOR THE QUARTER ENDED SEPTEMBER 27, 1997 (Q2 FYE
1998)-- ATTACHED


      3. PRESS RELEASE FOR THE QUARTER ENDED SEPTEMBER 27, 1997 (Q2 FYE
1998)--ATTACHED




                                  Schedule 5.4

                        Subsidiaries of the Company and

                         Ownership of Subsidiary Stock



                                                                PERCENTAGE OF VOTING STOCK
                                        JURISDICTION OF      OWNED BY THE COMPANY AND/OR ONE
            SUBSIDIARY                   INCORPORATION            OR MORE SUBSIDIARIES
----------------------------------      ---------------      -------------------------------

Haemonetics Services, Inc.              Delaware                          100%
Haemonetics Ventures Corp.              Massachusetts                     100%
Haemonetics Charitable Foundation       Massachusetts                     100%
Nyon Associates                         Delaware                          100%
Haemonetics BS & TI                     Delaware                          100%
Blood Management Services               Delaware                          100%
Texas Blood Services                    Delaware                          100%
California Blood Services               Delaware                          100%
Kansas Blood Services                   Delaware                          100%
Alabama Blood Services                  Delaware                          100%
Haemonetics Asia Incorporated           Delaware                          100%
Haemonetics UK Ltd.                     UK                                100%
Haemonetics SARL                        France                            100%
Haemonetics AB                          Sweden                            100%
Haemonetics Japan Co., Ltd.             Japan                             100%
Haemonetics Italia SRL                  Italy                             100%
Haemonetics GmbH                        Germany                           100%
Haemonetics SA                          Switzerland                       100%
Haemonetics NV/SA                       Belgium                           100%
Haemonetics Gmbh                        Austria                           100%
Haemonetics Netherland S.A.             Netherlands                       100%
Haemonetics Foreign Sales Corp.                                           100%


Haemonetics Corporation Subsidiary Listing     Draft



                                                        Date of
        Country/Subsidiary              % Owned      Incorporation            Nature of Business                   Parent
----------------------------------      -------      -------------      ------------------------------    -------------------------

Domestic
--------

HAEMONETICS CORPORATION                  100%           12/12/86        MANUFACTURING                     HAEMONETICS CORPORATION
  400 WOOD ROAD
  BRAINTREE, MA  02184

HAEMONETICS SERVICES, INC. (DE)          100%           08/21/92        AIRCRAFT SERVICES                 HAEMONETICS CORPORATION
  1013 CENTRE ROAD
  WILMINGTON, DE  19806

HAEMONETICS VENTURES CORP. (MA)          100%           04/17/92        TECHNOLOGY INVESTMENT VENTURES    HAEMONETICS CORPORATION
  400 WOOD ROAD
  BRAINTREE, MA  02184

HAEMONETICS CHARITABLE FOUNDATION        100%           09/29/93        CHARITABLE FOUNDATION             HAEMONETICS CORPORATION
  400 WOOD ROAD
  BRAINTREE, MA  02184

NYON ASSOCIATION (DE)                    100%           09/25/82        DELAWARE HOLDING COMPANY          HAEMONETICS CORPORATION
  103 FOULK ROAD, SUITE 284
  WILMINGTON, DE  19803

HAEMONETICS BG&TI                        100%           08/18/94        TRAINING & EDUCATION SERVICES     HAEMONETICS CORPORATION
  3915 E. BROADWAY
  TUCSON, AZ  85710

BLOOD MANAGEMENT SERVICES (DE)           100%           08/06/96        MANAGEMENT SERVICES               HAEMONETICS CORPORATION
  1013 CENTRE ROAD
  WILMINGTON, DE  19805

TEXAS BLOOD SERVICES (DE)                100%           08/05/96        BLOOD BANK SERVICES               BLOOD MANAGEMENT SERVICES
  1013 CENTRE ROAD
  WILMINGTON, DE  19805

CALIFORNIA BLOOD SERVICES (DE)           100%           06/02/87        BLOOD BANK SERVICES               BLOOD MANAGEMENT SERVICES
  1208 ORANGE STREET
  WILMINGTON, DE  19801

KANSAS BLOOD SERVICES (DE)               100%                           BLOOD BANK SERVICES               BLOOD MANAGEMENT SERVICES
  1208 ORANGE STREET
  WILMINGTON, DE  19801

ALABAMA BLOOD SERVICES (DE)              100%           08/02/97        BLOOD BANK SERVICES               BLOOD MANAGEMENT SERVICES
  1208 ORANGE STREET
  WILMINGTON, DE  19801

HAEMONETICS ASIA INCORPORATED            100%           12/24/96        DELAWARE HOLDING COMPANY FOR      HAEMONETICS CORPORATION
  1208 ORANGE STREET                                                    NEW ENTITIES IN ASIA
  WILMINGTON, DE  19801

International
-------------

HAEMONETICS UK LTD.                      100%           10/21/76        SALES OFFICE/MANUFACTURING        HAEMONETICS CORPORATION
  DEACON HOUSE
  SEACROFT AVENUE, SEACROFT
  GREAT BRITAIN - LEEDS L6 14 6JD

HAEMONETICS BARL (FRANCE)                100%           01/17/76        SALES OFFICE/SERVICE CENTER       HAEMONETICS CORPORATION
  46 BIS. RUE PIERRE CURIE
  Z.I. LESA GANINES
  FRANCE - 78370 PIGIEIR

HAEMONETICS AB (SWEDEN)                  100%           10/24/76        SALES OFFICE                      HAEMONETICS CORPORATION
  EKHOLMAVAGEN 36
  P.O. BOX 183
  SWEDEN - 12724 SKARHOLMEN

HAEMONETICS JAPAN CO LTD                 100%           08/24/83        SALES OFFICE/SERVICE CENTER       HAEMONETICS CORPORATION
  SHINKOJIMACHI BUILDING, 1F&2F
  4-3-3, KOJIMACHI
  JAPAN - CHIYODA - KU, TOKYO 102

HAEMONETICS ITALIA SRL                   100%           04/09/93        SALES OFFICE                      HAEMONETICS CORPORATION
  VIA DONIZETT, 3D
  ITALY - 20020 LOINATE (MILAN)

HAEMONETICS GMBH (GERMANY)               100%           07/10/80        SALES OFFICE                      HAEMONETICS CORPORATION
  STEBLISTRASSE 6
  GERMANY - 81477 MUNICH

HAEMONETICS SA (SWITZERLAND)             100%           01/30/80        SALES OFFICE                      HAEMONETICS CORPORATION
  ROUTE DE DIVONNE 43
  SWITZERLAND - 1260 NYON

HAEMONETICS NV/SA (BELGIUM)              100%           01/17/74        SALES OFFICE                      HAEMONETICS CORPORATION
  LEUVENAESTEENWEG, 542-B, 14
  PLANET II COMPLEX
  8 - 1930 ZAVANTEM

HAEMONETICS GMBH (AUSTRIA)               100%           01/19/96        SALES OFFICE                      HAEMONETICS CORPORATION
  BERLAGASSE 45-2-2
  A-1210 WIEN

HAEMONETICS NETHERLANDS S.A.             100%           04/01/95        SALES OFFICE                      HAEMONETICS CORPORATION
  ZUIDERGRACHT 12
  NL-3763 LV SOEST

HAEMONETICS FOREIGN SALES CORP.          100%           11/30/97        FOREIGN SALES CORP.               HAEMONETICS CORPORATION
  400 WOOD ROAD
  BRAINTREE, MA  02184


                                 Schedule 5.5


                 Schedule of Consolidated Financial Statements
                          Delivered to Each Purchaser



FORM 10-Q FOR THE QUARTER ENDED JUNE 28, 1997


1997 ANNUAL REPORT WITH FORM 10-K
1996 ANNUAL REPORT WITH FORM 10-K
1995 ANNUAL REPORT WITH FORM 10-K
1994 ANNUAL REPORT WITH FORM 10-K
1993 ANNUAL REPORT WITH FORM 10-K

PRESS RELEASE FOR THE QUARTER ENDED JUNE 28, 1997
PRESS PRE-RELEASE FOR THE QUARTER ENDED SEPTEMBER 27, 1997
PRESS RELEASE FOR THE QUARTER ENDED SEPTEMBER 27, 1997




                                Schedule 5.15A


                Schedule of All Outstanding Indebtedness of the
                       Company as of September 27, 1997



         Short-Term Debt (US$ 000's) Obligor                  Amount
-----------------------------------------------------        --------

HAEMONETICS SWEDEN                                           $    187
HAEMONETICS GERMANY                                          $  1,751
HAEMONETICS JAPAN                                            $ 21,346
HAEMONETICS BELGIUM                                          $     24
HAEMONETICS HOLLAND                                          $     96
HAEMONETICS CORPORATION (MORTGAGE)*                          $    169
                                                             --------
      SUBTOTAL SHORT-TERM                                    $ 23,572


          Long-Term Debt (US$ 000's) Obligor                  Amount
-----------------------------------------------------        --------

HAEMONETICS SCOTLAND                                         $  1,426
HAEMONETICS CORPORATION                                      $ 40,053
HAEMONETICS CORPORATION (MORTGAGE)*                          $  8,494
                                                             --------
      SUBTOTAL LONG-TERM                                     $ 49,973


                  Other (US$ 000's)                           Amount
-----------------------------------------------------        --------

Guarantees without duplication as to such liabilities        $ 10,493

LETTERS OF CREDIT                                            $  1,000
                                                             --------
      SUBTOTAL OTHER                                         $ 11,493

      TOTAL                                                  $ 85,038
                                                             ========

      SECURED                                                $  8,663

      UNSECURED**                                            $ 76,375

      TOTAL                                                  $ 85,038
                                                             ========

<F*>    This amount is secured debt.

<F**>   Of the Indebtedness listed above, up to $100,000.00 may be secured by various purchase money liens. Unless otherwise indicated, all other Indebtedness is unsecured.



                                Schedule 5.15B


               Schedule of All Outstanding Secured Indebtedness

(US $ 000's)


           Secured Debt                          Amount
----------------------------------               -------

HAEMONETICS CORPORATION (MORTGAGE)               $ 8,663

PURCHASE MONEY LIENS NOT TO EXCEED               $   100


                                   EXHIBIT 1


                          (to Note Purchase Agreement)



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION THEREOF.



                                [FORM OF NOTE]

                            HAEMONETICS CORPORATION

                    7.05% SENIOR NOTE DUE OCTOBER 15, 2007


No. [_________]                                                          [Date]

$[____________]                                                 PPN 405024 A* 1


      FOR VALUE RECEIVED, the undersigned, HAEMONETICS CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on October 15, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.05% per annum from the date hereof, payable semiannually, on the fifteenth day of April and October in each year, commencing with the April 15 or October 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.05% or (ii) 2% over the rate of interest publicly announced by Harris Trust and Savings Bank from time to time in Chicago, Illinois as its "base" or "prime" rate.

      Subject to Section 14.2 of the Note Purchase Agreements referred to below, payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Chicago, Illinois, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in such Note Purchase Agreements.

      This Note is one of the Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of October 15, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representations set forth in the first sentence of Section 6.1 and in Section 6.2 of the Note Purchase Agreements.

      This Note is registered on the Company's books and records and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.


      This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.


                                        HAEMONETICS CORPORATION




                                        By
                                            Title




                                 EXHIBIT 4.4(a)


                          (to Note Purchase Agreement)



                          FORM OF OPINIONS OF COUNSEL

                                TO THE COMPANY


      The closing opinion of Hutchins, Wheeler & Dittmar, a Professional Corporation, counsel for the Company, and Alicia R. Lopez, Esq., General Counsel of the Company which are called for by Section 4.4 of the Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in scope and form to you and the Other Purchasers and, taken together, shall be to the effect that:

            1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has the corporate power and the corporate authority to execute and perform the Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

            2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

            3. Each Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Agreements or the Notes.

            6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Organization or By-laws of the Company, any debt agreement or instrument pursuant to which the Company has or other Material instrument to which the Company is a party or by which the Company may be bound.

            7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

            8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreements do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Agreements.

            10. The Company is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

      The opinion of Hutchins, Wheeler & Dittmar, a Professional Corporation, shall cover such other matters relating to the sale of the Notes as you and the Other Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.




                                 EXHIBIT 4.4(b)


                          (to Note Purchase Agreement)



                      FORM OF OPINION OF SPECIAL COUNSEL

                               TO THE PURCHASERS


      The closing opinion of Chapman and Cutler, special counsel to you and the Other Purchasers, called for by Section 4.4 of the Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in form and substance to you and the Other Purchasers and shall be to the effect that:

            1. The Company is a corporation, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and the corporate authority to execute and deliver the Agreements and to issue the Notes.

            2. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Chapman and Cutler shall also state that the opinions of Hutchins, Wheeler & Dittmar, a Professional Corporation, and Alicia R. Lopez, Esq. are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the Other Purchasers are justified in relying thereon.

      In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Organization certified by, and a certificate of good standing of the Company from, the Secretary of State of the Commonwealth of Massachusetts, the By-laws of the Company and the general business corporation law of the Commonwealth of Massachusetts. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the Commonwealth of Massachusetts and the Federal laws of the United States.

      With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.